EXHIBIT 10.21

AMENDMENT NO. 6

INTERNATIONAL PAPER COMPANY

UNFUNDED SUPPLEMENTAL RETIREMENT PLAN

FOR SENIOR MANAGERS

The International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers (the “SERP”) is hereby amended effective the 1st day of January 2012 as follows:

1.	By inserting the following new language immediately at the end of the final paragraph in the Preamble:

“The Plan was amended and restated effective January 1, 2012, to close participation to new participants. No person who was not an Eligible Employee and participating in the Plan as of December 31, 2011, will be eligible to participate in the Plan after January 1, 2012. This amendment has no impact on individuals who are participating in the Plan as Eligible Employees as of December 31, 2011.”

2.	By inserting the following new language immediately at the end of Section 3 (“Eligible Employees”):

“Notwithstanding the foregoing, the Plan was closed to new participants as of January 1, 2012. No person who was not an Eligible Employee on or before December 31, 2011, shall become an Eligible Employee or participate in the plan after January 1, 2012. Eligible Employees as of December 31, 2011, shall continue to participate in the Plan based on the current provisions of the Plan, and this amendment shall have no impact on such participation.”